SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549


                                FORM 8-K

                            CURRENT REPORT

                    Pursuant to Section 13 or 15(d)
                of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    June 26, 1995



                 INTERNATIONAL MULTIFOODS CORPORATION
        (Exact name of registrant as specified in its charter)





  Delaware                       1-6699                41-0871880
(State or other
 jurisdiction                  (Commission          (I.R.S. Employer
 of incorporation)             File Number)         Identification No.)


33 South Sixth Street, Minneapolis, Minnesota                55402
     (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code:    (612) 340-3300



                             Not applicable
      (Former name or former address, if changed since last report)





Item 2.    Acquisition or Disposition of Assets.


     On June 26, 1995, pursuant to a Stock Purchase Agreement dated as of June 7, 1995, International Multifoods Corporation (the "Company") sold all of the issued and outstanding shares of Multifoods Seafood, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and all of the issued and outstanding shares of JAC Creative Foods, Inc., a California corporation and wholly-owned subsidiary of the Company, to Tyson Foods, Inc., a Delaware corporation, for an aggregate cash purchase price of $48,009,000. The purchase price of the shares was arrived at by negotiation between the Company and Tyson Foods, Inc. The business sold by the Company pursuant to the Stock Purchase Agreement consisted of the Company's surimi seafood business and included three processing facilities.


Item 7.    Financial Statements and Exhibits.

    (a) Not applicable.

    (b) Pro forma financial information reflecting the disposition of the Company's surimi seafood business, as described above in Item 2.

    (c) Exhibits.

        2.1  Stock Purchase Agreement between International
             Multifoods Corporation (Seller) and Tyson Foods, Inc. (Buyer) dated as of June 7, 1995.


                    INTERNATIONAL MULTIFOODS CORPORATION
                   Introduction to Pro Forma Consolidated
                  Condensed Financial Information (Unaudited)



    As described in Item 2, on June 26, 1995, the Company completed the sale of its surimi seafood business.

    The following unaudited pro forma financial statements reflect the impact of the transaction described above, in the manner described in the accompanying notes, to the historical statement of operations for the year ended February 28, 1995 and the balance sheet as of February 28, 1995. For purposes of reporting pro forma results of operations, it is assumed the business was sold on March 1, 1994. For purposes of reporting the pro forma balance sheet, it is assumed the business was sold on February 28, 1995.

    The sale will result in a net gain which will be reflected in the Company's results of operations in the quarter ending August 31, 1995.

    The pro forma financial information is not intended to reflect the results of operations or financial position of the Company which actually would have resulted had the sale occurred on the assumed dates.

    The pro forma financial information should be read in conjunction with the accompanying notes which follow and the historical financial statements of the Company included in its Annual Report on Form 10-K for the year ended February 28, 1995.




            International Multifoods Corporation and Subsidiaries
           Pro Forma Consolidated Condensed Statement of Operations
                        Year Ended February 28, 1995
                                (Unaudited)

                     (in thousands, except per share data)


                                                          Pro Forma
                                                --------------------------
                                    Historical  Adjustments(a)    Results

Net sales                          $ 2,295,119    $(63,929)    $ 2,231,190
Cost of sales                       (1,901,932)     39,160      (1,862,772)
   Gross profit                        393,187     (24,769)        368,418
Delivery and distribution             (146,220)      2,615        (143,605)
Selling, general
  and administrative                  (186,616)     11,820        (174,796)
Unusual items                           26,240           -          26,240
    Operating earnings                  86,591     (10,334)         76,257
Financing costs:
   Interest, net                       (12,105)      1,825(b)      (10,280)
   Foreign exchange loss on
     cash and equivalents               (2,747)          -          (2,747)
       Total financing costs           (14,852)      1,825         (13,027)

Earnings before income taxes            71,739      (8,509)         63,230
Income taxes                           (14,718)      3,319         (11,399)
Net earnings                       $    57,021    $ (5,190)    $    51,831

Net earnings per share
  of common stock                  $      3.16    $   (.29)    $      2.87


Average shares of common
  stock outstanding                     17,974                      17,974


(a) The pro forma statement of operations for the year ended
    February 28, 1995 assumes the divestiture took place on March 1, 1994. Adjustments include the elimination of net sales and expenses of the business. The gain on the divestiture has not been included.

(b) Represents the reduction in interest expense assuming the divestiture had been consummated on March 1, 1994 and the net proceeds were used to reduce U.S. debt obligations. Proceeds were reduced by additional costs directly attributable to the transaction, including taxes.






              International Multifoods Corporation and Subsidiaries
                 Pro Forma Consolidated Condensed Balance Sheet
                              February 28, 1995
                                 (Unaudited)

                               (in thousands)


                                                             Pro Forma
                                                   -------------------------
Assets                              Historical     Adjustments(a)    Results
Current assets:
   Cash and equivalents              $ 10,792       $      -        $ 10,792
   Trade accounts receivable,
     net of allowance                 142,474         (3,428)        139,046
   Inventories                        256,878         (7,148)        249,730
   Other current assets                61,553           (821)         60,732
    Total current assets              471,697        (11,397)        460,300

Property, plant and equipment, net    228,025        (15,656)        212,369
Goodwill                              108,636         (9,700)         98,936
Other assets                           38,347           (422)         37,925
Total assets                         $846,705       $(37,175)       $809,530


Liabilities and Shareholders' Equity
Current liabilities:
   Notes payable                     $ 47,149       $      -        $ 47,149
   Current portion of
     long-term debt                    11,083              -          11,083
   Accounts payable                   167,114         (2,143)        164,971
   Other current liabilities           90,646          4,859          95,505
    Total current liabilities         315,992          2,716         318,708

Long-term debt,
  net of current portion              183,087        (43,152)        139,935
Other liabilities                      52,960         (1,739)         51,221
    Total liabilities                 552,039        (42,175)        509,864

Redeemable preferred stock              3,604              -           3,604

Shareholders' equity                  291,062          5,000         296,062

Total liabilities and
  shareholders' equity               $846,705      $ (37,175)       $809,530


(a) The pro forma adjustments assume that the divestiture took place on February 28, 1995. The adjustments reflect the application of proceeds, the elimination of assets transferred to and liabilities assumed by the buyer and accruals for estimated additional costs directly attributable to the divestiture. Proceeds are assumed to pay down debt obligations.






SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 INTERNATIONAL MULTIFOODS CORPORATION



Date:   June 28, 1995          By   /s/ Duncan H. Cocroft
                                    Duncan H. Cocroft
                                    Vice President - Finance and
                                    Chief Financial Officer






EXHIBIT INDEX



2.1     Stock Purchase Agreement between International Multifoods
        Corporation (Seller) and Tyson Foods, Inc. (Buyer) dated as of June 7, 1995.